32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER

     I, Ralph M. Amato, Chief Executive Officer of BoysToys.com, Inc. (the "Registrant"), do hereby certify pursuant to Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended, and Section 1350 of Chapter 63 of Title 18 of the United States Code that:

(1)

the Registrant's Annual Report on Form 10-KSB of the Registrant for the year ended December 31, 2003 (the "Report"), to which this Statement is filed as an exhibit, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 29, 2004

By: /s/ Ralph M. Amato
Chief Executive Officer

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